FOR RELEASE AFTER 4:30 P.M. EST

                GLENGARRY HOLDINGS ANNOUNCES REVERSE STOCK SPLIT

Hamilton, Bermuda, February 15, 2001 - Glengarry Holdings Limited (OTCBB:GLEN) announced today that it has effected a previously approved ten for one reverse stock split. Effective at the open of the market on February 16, 2001 each ten previously outstanding common shares will represent one new Glengarry common share.. On February 16, 2001, shares of the holding company will trade under the symbol GLGR. Fractions of shares will be settled in cash at the closing bid price on February 15, 2001.